Nicor Gas Company
Form 8-K
Exhibit 99.01

FOR IMMEDIATE RELEASE                                                                                                                                    FOR MORE INFORMATION
FEBRUARY 03, 2010                                                                                                                                                 Contact:  Kary Brunner, re: N-1022
                                                                                                                                                                                                        630 388-2529
                                                                                                                                                        Media Contact:  Annette Martinez
                                                                                                                                                                        630 388-2781

NICOR RECEIVES APPROVAL FOR BAD DEBT RECOVERY MECHANISM

Naperville, Ill. – (February 3, 2010), Nicor Inc. (NYSE:GAS) announced today that the Illinois Commerce Commission (ICC) approved, on February 2, 2010, a rate adjustment mechanism for bad debt expense (“bad debt rider”) that was filed for in 2009 by the company’s gas distribution business, Nicor Gas.  The approved bad debt rider provides for recovery from (or refund to) customers of the difference between the actual bad debt expense Nicor Gas incurs on an annual basis and the benchmark bad debt expense included in its rates for the respective year.  As a result, Nicor Gas will record a net recovery related to 2008 and 2009 of approximately $32 million; substantially all this amount is expected to be collected in 2010.  In 2010, the benchmark, against which 2010 actual bad debt expense will be compared, is approximately $63 million.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor’s 500 Index. Its primary business is Nicor Gas, one of the nation’s largest natural gas distribution companies.  Nicor owns Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. In addition, the company owns and/or has an equity interest in several energy-related businesses.  For more information, visit the Nicor website at www.nicor.com.

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Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," "ultimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements.

Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.